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                                                                     EXHIBIT 16

                     [LARRY O'DONNELL, CPA, P.C. LETTERHEAD]


August 9, 2002


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:      AspenBio, Inc.


This letter is to inform you that I have read the disclosures provided by AspenBio, Inc. in its filing of Amendment No. 3 to the Registration Statement on Form S-1 dated August 9, 2002 and that there are no disagreements regarding the statements made in the fourth paragraph under EXPERTS on the change in accountants.

Sincerely,

/s/ Larry O'Donnell
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LARRY O'DONNELL, CPA, P.C.
Aurora, CO
August 9, 2002